Exhibit 10.35

     LEASE FINANCING LINE OF CREDIT AGREEMENT

This Lease Financing Line of Credit Agreement (the "Agreement") is made and entered into by and between the undersigned EDJ Leasing Co., L.P., ("Borrower") a Missouri limited partnership whose address is 201 Progress Parkway, Maryland Heights, Missouri and Enterprise Bank ("Bank") whose address is 150 Meramac, Clayton, Missouri 63105 as of the date set forth on the last page of this Agreement.

     ARTICLE I

     LOAN AMOUNT, LEASES, NOTES AND CONDITIONS

1.1  Loan Amount; Advances and Notes.

(a) Maximum Loan Amount. From time to time prior to November 30, 1995 or the earlier termination of this Agreement, Bank shall make one or more loans to Borrower up to the aggregate principal amount outstanding at any one time $10,000,000.00 ("Loan Amount") for the purposes and subject to the conditions ser forth herein.

(b) Advances/Type of Leased Property. Each loan by Bank ("Advance" or "Advances") shall be used by Borrower to purchase certain office computer and communications equipment which Borrower will in turn lease, sell or otherwise provide to Edward D. Jones & Co,, L.P. ("Lessee") pursuant to one or more leases, installment sales agreements, chattel paper, accounts receivable and the like (collectively "Lease" or "Leases") which Leases, and Borrower's interest in the property described in the Leases ("Leased Property"), shall be pledged to Bank. As used herein, "Lease Collateral" shall mean (individually and collectively) the Lease and the Leased Property described therein (whether such Leased Property constitutes inventory, equipment or otherwise in the hands of Borrower) which have been financed by Bank and all accounts, contract rights and general intangibles related thereto; plus all returns and repossessions of the Leased Property; all additions, modifications, accessories, spare and repair parts, and tools for the Leased Property; all subleases, chattel paper, licenses, permits maintenance, warranty, software, remarketing and repurchase agreements regarding the Leased Property; any guaranties, letters of credit, and collateral pledges supporting Lessee's obligations under the Lease; and all proceeds from any of the foregoing (including, without limitation, from any insurance and any premium refunds from any insurance covering the Leased Property or Lessee). Borrower shall deliver to Bank an Advance Request, in the form attached as Exhibit E hereto, at the time of each Advance request. For purposes of this Agreement, "Leased Property" shall mean office computer and/or communications equipment satisfactory to Bank purchased with proceeds of an Advance (unless otherwise agreed in writing by Bank).

(c) Minimum Advance and Calculation of Each Advance. Any Advance that Bank made under this Agreement shall be not less than $500,000. Dollars.

(d) Note(s). All Advances will be evidenced by a single Term Note prepared by Bank in form attached hereto as Exhibit A ("Note"), and the outstanding principal balance thereunder shall be amortized over a period of sixty (60) months (or such other terms mutually agreeable to


Bank and Borrower) commencing on the Start Date (as defined in Section 1.1(g) below); provided the aggregate principal amount outstanding under all Note shall not at any time exceed the Loan Amount. In addition, should any Lease Pledged and assigned to Bank in support of the Note cease to be an Eligible Lease under Section 3.2 below, Borrower shall, at Bank's option:

(1) Pay the outstanding unpaid principal amount due under the Note by a sum equal to the then remaining rents due under such ineligible
Lease; or

(2) Provide to Bank, within ten (10) days of written demand, a substitute Eligible Lease which is satisfactory to Bank.

(e) Prepayment of Note. In the event the aggregate principal amount owing under the Note shall exceed the Loan Amount, Borrower shall immediately repay such excess in good funds upon demand of Bank.

(f) Timing of Advances. Each Advance request by Borrower shall be made at least 10 business days prior to the desired date of disbursement.

(g) Advances/Start Date and Paying Procedure. Borrower may request Advances hereunder until November 30, 1995 ("Start Date") at which time no further Advances shall be obtainable by Borrower (Unless agreed in writing by Bank). On the Start Date, Borrower shall be obligated to repay the then outstanding principal balance of the Note over 60 months from the Start Date on fully amortizing basis plus accrued interest as provided in the Note. Prior to the Start Date, Borrower shall pay interest on the outstanding principal balance of the Note on a monthly basis commencing December 1, 1994 and on the same day of each month thereafter. The Bank is authorized and directed to credit any of the Borrower's accounts with the Bank (or to the account the Borrower designates in writing) for all Advances made hereunder, and the Bank is authorized to debit such account (or any other account of the Borrower with the Bank) for the amount of any principal or interest due under the Note, and any other amount due hereunder on the due date.


1.2) Interest Rate. Interest on each Advance shall be at a rate equal to the prime rate as announced from time to time by Bank (which rate may not necessarily be the best interest rate available at Bank). Interest shall accrue from the date of Advance and shall be calculated and paid per the terms of the Note and this Agreement.

1.3  Closing Fee.  Borrower shall pay to Bank a closing fee of NA
Dollars ($_______________) to pay for Bank's legal expenses in closing this transaction.

1.4 Initial Conditions to Advance. Bank shall not be obligated to make (or continue to make) the initial Advance hereunder unless:

(a) the Bank has received executed originals of the Note and all other documents or agreements applicable to the loans described herein (collectively, with these Agreement, the "Loan Documents") in form and content satisfactory to the Bank;

(b) if the loan is secured, the Bank has received confirmation satisfactory to it that the Bank has a properly perfected security interest, mortgage or lien, with the proper priority in the Lease
Collateral;

(c) with respect to the Initial Advance only, the Bank has received certified copies of the Borrower's Articles of Incorporation and by-laws, or its partnership agreement (as appropriate), certification of corporate or partnership status satisfactory to the Bank, and all other relevant documents;

(d) with respect to the Initial Advance only, the Bank has received a certified copy of a resolution or authorization in form and content satisfactory to the Bank authorizing the loan and all acts contemplated by this Agreement and all related documents, and confirmation of proper authorization of all guaranties and other acts of third parties contemplated hereunder;

(e) with respect to the Initial Advance only, the Bank has been provided with an opinion of the Borrower's counsel in form and content satisfactory to the Bank confirming such matters as the Bank requests;

(f)  no default exists under this Agreement or under any other Loan
Documents;

(g) all proceedings taken in connection with the Initial Advance contemplated by this Agreement (including any required environmental assessments), and all instruments, authorizations and other documents applicable thereto, are satisfactory to the Bank and its counsel;

(h) with respect to the Initial Advance only, Bank has completed a UCC and lien search on Borrower, and Bank has received a termination or release from any creditor which may have a conflicting interest in the Lease Collateral to financed by Bank (or, in the alternative, Bank and such creditor enter into an intercreditor agreement satisfactory to Bank); and

(i) with respect to Initial Advance only, Bank has approved in writing the form of the Lease, UCC financing statements and other documentation to be used to document and evidence the Lease, and Borrower's interest under the Lease and to the Leased Property ("Lease Documents"); and the approved Lease Documents are attached hereto as Exhibit D.


1.5 Additional Conditions to Each Advance. As additional conditions to each Advance and without limiting the terms of this Agreement or of
Section 1.4 Initial Conditions to Advances above, Bank will require the following:

(a) An executed original Note and all other documents or agreements reasonable required by Bank (including but not limited to the documents specified below in form and content satisfactory to Bank);

(b) Satisfactory confirmation that Bank has a properly perfected exclusive security interest and lien, in the Lease Collateral to secure the Note;

(c) The Lease(s) used to support the Note is/are Eligible Lease. As used herein, "Eligible Lease" shall mean a Lease satisfying the following requirements:


(1) The Lease executed by the Lessee is in form similar to that lease form attached hereto as Exhibit D which is hereby approved by Bank;

(2)  The terms of the Lease are acceptable to Bank;

(3)  The Lease is for a term of forty-eight (48) months of less;

(4) The Lease is not in default, and all rental payments under the Lease are current;

(5) Bank has received satisfactory written confirmation that the Leased Property described in the Lease has been delivered to the Lessee, accepted by the Lessee;

(6)  [Intentionally Omitted]

(7) Bank has confirmed the Qualified Property Cost of the Leased Property based on the actual invoiced cost from the vendor, and Borrower has paid for the Leased Property (or that Bank's Advance will be made to the supplier of the Leased Property and satisfy Borrower's obligations to purchase the Leased Property free and clear of any liens or claims by any vendor of the Leased Property);

(8) Bank has satisfactorily accounted for any advance rent payments and security deposits received by Borrower respecting the Lease;

(9) Any material third-party warranties, maintenance agreements, certificates or permits needed to own, operate or evidence ownership of the Leased Property have been obtained by Borrower and/or Lessee ("Third-Party Agreements"), and a copy thereof has been provided to Bank if requested by Bank;

(10) To the extent deemed necessary by Bank, Borrower has obtained the written consent of any third party required to permit Bank to be an assignee of Borrower's or Lessee's rights under any third-party agreement affecting the Lease Collateral; or be a third-party beneficiary thereunder;

(11)  [Intentionally Omitted]

(12) The Lease is not a "consumer lease" for purposes of any state or federal law (including 15 U.S.C. 1667 et seq. ["Consumer Leasing
Act"];

(13) To the extent the Lease is evidenced by a lease schedule, supplement or similar agreement which is part of a master lease agreement (or similar agreement), the Lease constitutes an independent and stand-alone lease of property which is separately and independently enforceable by Bank apart from any other Lease under the master lease agreement;

(14)  [Intentionally Omitted]

(15)  All of the representations and warranties set forth in Section
2.16 Status of Leases below are true.

(d)  [Intentionally Omitted]

(e) Borrower has delivered to Bank an Advance Request and Collateral Assignment of Lease and Lease Collateral in the form attached hereto as Exhibit E satisfactory to Bank; plus a fully completed Lease
Assignment Document Checklist in the form attached hereto as Exhibit F as to each Lease to be assigned to Bank;

(f) Bank receives (a) the original Lease between Borrower and each Lessee, or (b) a copy of the original Lease between Borrower and each Lessee containing the following pledge notice conspicuously stamped on the front page of the Lease (and on the front of each lease schedule if applicable): "Original Lease/Pledged to Enterprise Bank St. Louis, Missouri". Debtor warrants that there shall be only one original Lease, and Borrower shall mark all other copies or duplicates thereof "COPY ONLY/ORIGINAL HELD BY EDJ LEASING CO., L.P.";

(g) Borrower executes a UCC financing statement as to the Lease and Lease Collateral satisfactory to Bank. Each such financing statement should reference the specific Lease or Leases, the Lease Collateral and proceeds thereof. The description of the Lease Collateral shall include listings of quantity, make, model, serial number and any other identifications reasonably acceptable to Bank;

(h)  [INTENTIONALLY OMITTED]

(i) At Bank's request, a copy of each invoice for the Leased Property sent by the supplier of the Leased Property to Borrower. Such invoice should contain an adequate description of the Leased Property and the cost thereof; plus a copy of all check(s) from Borrower payable to the Vendor evidencing payment for the Leased Property or a copy of an invoice from the vendor stamped "Paid" if paid by Borrower and not Bank;

(j) If not previously provided to Bank, Borrower shall provide Bank evidence of its qualification and authority to do business in state of Missouri;

(k) If requested by Bank, Bank receives a written acknowledgement from each Lessee in form satisfactory to bank as to Borrower's pledge of the Lease Collateral to Bank, the waiver of Lessee's claims against Bank and any other matters deemed reasonably necessary by Bank;

(l) Such other documents or information as Bank my reasonably require to evidence the validity, enforceability and/or terms of any Lease, and Bank's or Borrower's interest in the Lease Collateral; and

(m) No default exists under this Agreement or under any other Loan Documents, or under any other agreements by and between Borrower and Bank.


1.6 Cross-Collateralization. Notwithstanding the fact that each Note is primarily secured by one or more Eligible Leases and the Lease Collateral described therein, all of Borrower's liabilities under all Notes and Borrower's other Obligations (as defined below) to Bank hereunder or under any other agreements between Borrower and Bank are secured by all the Lease Collateral now owned or hereafter acquired with proceeds of any Advance by Bank without restriction.


1.7 Receipt of Collections. Bank and Borrower agree that all payment made by any Lessee on Leases financed by Bank ("Collections") shall be made in accordance with the provisions of (1(, (2) or (3) as marked with an "X" below. The order of application and the actual application of Collections shall be at the sole discretion of Bank:

[ ] (1) Lock Box Service. Prior to Bank making any Advances hereunder, Borrower hereby agrees to enter into a lock box arrangement satisfactory to Bank, pursuant to which Bank shall be granted sole and exclusive access to the post office box to which Lessees shall be instructed to forward payments made in respect to the Leases financed by Bank. All Collections received through the lock box shall be deemed the property of Bank and processed in accordance with such lock box arrangement. All Collections received directly by Borrower shall also be the property of Bank and be immediately delivered by Borrower to Bank in precisely the form received (but endorsed by Borrower if necessary for Collection), and until such delivery, Borrower shall not commingle any Collections with any other funds or property of Borrower, but shall hold the Collections upon an express trust for Bank.

[ ] (2) Restricted Account/Direct Delivery. Immediately upon receipt, Borrower shall (i) deliver to Bank or (ii) deposit with ______________________________________________ {strike either (i) or
(ii)] Collections in precisely the form received (but endorsed by Borrower if necessary for collection). Said collections shall be the property of Bank and, until such delivery, Borrower shall not commingle any Collections with any other funds or property of Bank but shall hold the Collections upon an express trust for Bank; or

[X] (3) Borrower Retention/Deposit of Collections. Absent an event of default hereunder, Borrower may receive and retain all Collections, provided such Collections are deposited in Borrower's general operating accounts. In the event of a default by Borrower hereunder, Borrower shall deliver to Bank all Collections as requested by Bank.

(b)  Credit for Collections.  [Intentionally Omitted]


1.8 Collections Deficiency/Payment on Notes. In the event the amount of Collections is insufficient to fully pay the amount of principal and accrued interest then due on any Note for the applicable period, Borrower shall provide Bank good funds sufficient to satisfy all amounts then due under the Note(s) plus any accrued interest thereon within on (1) business day of demand.


1.9 Verification of Lease Collateral and Notification. Lender may verify the status of and inspect the Lease Collateral in any reasonable manner, and Borrower shall assist Bank in so doing.
Annually, Borrower shall verify in writing that the Leased Property is located at the locations listed in Exhibit B to the Business Security Agreement.


1.10  Escrow of Advance Rentals/Security Deposits.  [Intentionally
Omitted]

1.11 Term of Agreement/Repayment of Obligations. Absent an earlier termination of this Agreement by default, this Agreement shall terminate on September 1, 2000 whereupon all amounts due hereunder (including all Notes issued hereunder) shall be due and payable to Bank without further notice or demand unless Bank and Borrower have agreed in writing extend the term of this Agreement for an additional one (1) year period.


     ARTICLE II

     WARRANTIES AND COVENANTS

While any part of the credit granted to the Borrower under this Agreement or the other Loan Documents is available, or any obligations under any of the Loan Documents are unpaid or outstanding, the Borrower continuously warrants and agrees as follows:


2.1 Accuracy of Information. All information, certificates and statements given to the Bank pursuant to this Agreement and the other Loan Documents will be true and complete in all material respects when given.

2.2 Organization and Authority; Litigation. If the Borrower is a corporation or partnership, the Borrower is a validly existing corporation or partnership (as applicable) in good standing under the laws of the state of organization, and has all requisite power and authority, corporate or otherwise, and possesses all licenses necessary, to conduct its business and own its properties. The execution, delivery and performance of this Agreement and the other Loan Documents (k() are within the Borrower's power; (ii) have been duly authorized by proper corporate or partnership action (as applicable); (iii) do not require the approval of any governmental agency; and (iv) will not violate any law, agreement or restriction by which the Borrower is bound. This Agreement and the other Loan Documents are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms (except as may be affected by the general application of bankruptcy, insolvency and other creditor's right laws). To Borrower's knowledge, there is no litigation or administrative proceeding threatened or pending against the Borrower which would, if adversely determined, have a material adverse effect on the Borrower's financial condition or its property.


2.3 Existence, Business Activities; Assets. The Borrower will (i) preserve its corporate or partnership (as applicable) existence, rights and franchises; (ii) not make any material change in the nature or manner of its business activities; (iii) not liquidate, dissolve, merge or consolidate with or into another entity; and (iv) not sell, transfer or otherwise dispose of all or substantially all of its assets except in the ordinary course of Borrower's business.


2.4 Use of Proceeds; Margin Stock; Speculation. Advances by the Bank hereunder will be used exclusively by the Borrower for the purposes represented to the Bank. The Borrower will not use any of the loan proceeds to purchase or carry "margin" stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System). No part of any of the proceeds will be used for speculative investment purposes, including, without limitations, speculating or hedging in the commodities and/or futures market.


2.5 Environmental Matters. Except as disclosed in a written schedule attached to this Agreement (if no schedule is attached, there are no exceptions) and to the best of Borrower's knowledge, no uncorrected violation by the Borrower of any federal, state or local laws (including statutes, regulations, ordinances or other governmental restrictions and requirements) relating to the discharge of air pollutants, water pollutants or process waste water or otherwise relating to the environment or Hazardous Substances as hereinafter defined, whether such laws currently exist or are enacted in the future (collectively "Environmental Laws"). The term "Hazardous Substances" will mean any hazardous or toxic wastes, chemicals or other substances, the generation, possession or existence of which is prohibited or governed by any Environmental Laws. The Borrower is not subject to any judgment, decree, order citation, or a party to (or threatened with) any litigation or administrative proceeding, which asserts that the Borrower (i) has violated any Environmental Laws;
(ii) is required to clean up, remove or take remedial or other action with respect to any Hazardous Substances (collectively "Remedial Action"); or (iii) is required to pay all or a portion of the cost of any Remedial Action, as a potentially responsible party. To the best of Borrower's knowledge, the Borrower currently complies with and will continue to timely comply with all applicable Environmental Laws;; and Borrower will provide the Bank, immediately upon receipt, copies of any notice, or complaint, or order asserting or alleging any circumstance or condition which requires or may require a material financial contribution by the Borrower or Remedial Action or other response by or on the part of the Borrower under Environmental Laws, or which seeks damages or civil, criminal or punitive penalties from the Borrower for an alleged violation of Environmental Laws.


2.6 Compliance with Laws. The Borrower has complied with all laws applicable to its business and its properties, and has all permits, licenses and approvals required by such laws.


2.7  Restriction on Indebtedness.  [Intentionally Omitted]


2.8 Restriction on Liens. The Borrower will not create, incur, assume or permit to exist any mortgage, pledge, encumbrance or other lien or levy upon or security interest on any Leased Collateral.


2.9  Restriction on Contingent Liabilities.  [Intentionally Omitted]


2.10 Insurance. The Borrower will maintain insurance to such extent, covering such risks and with such insurers as is usual and customary for businesses operating similar properties including insurance for fire and other risks insured against by extended coverage, public liability insurance and workers' compensation insurance; and will designate the Bank as loss payee with a "lender's loss payable" endorsement on any casualty policies and take such other action as the Bank may reasonable request to ensure that the Bank will receive (subject to no other interest) the insurance proceeds on the Lease Collateral. Borrower may be self-insured as to any Leased Property at any particular location so long as the book values of such Leased Property is not in excess of $50,000.00. Prior to an event of default hereunder, if a casualty occurs to any Leased Property financed by


Bank, Bank will permit Borrower to replace the Leased Property with new Leased Property of equivalent value provided Borrower provides Bank with evidence of Borrower's good title or exclusive perfected security interest to the new Leased Property free and clear of any security interests, liens or claims except Bank's exclusive perfected purchase money security interest in the new Leased Property.


2.11 Taxes and Other Liabilities. Borrower will pay and discharge, when due, all of its taxes, assessments and other liabilities,.except when the payment thereof is being contested in good faith by appropriate procedures which will avoid foreclosure of liens securing such items and with adequate reserves provided therefor.


2.12 Financial Statements and Reporting. The financial statements and other information previously provided to Bank and to be provided to Bank in the future are or will be complete and accurate, in all material respects and prepared in accordance with generally accepted accounting principles. There has been no material adverse change in Borrower's financial condition since such information was provided to Bank. Borrower will (a) maintain accounting records in accordance with generally recognized and accepted principles of accounting consistently applied throughout the accounting periods involved; (b) provide Bank with such information concerning its business affairs and financial condition (including insurance coverage) as Bank may reasonably request; and (c) without request, provide Bank with management-prepared financial statements:

[X]  quarterly within forty-five (45) days of the end of each quarter;

[ ] monthly within _______________ ( ) days of the end of each month;

and annual audited financial statements prepared by any "Big Six" accounting firms within ninety (90) days of the end of each fiscal year. Borrower shall not change its fiscal year.


2.13 Inspection of Properties and Records. Borrower will permit representatives of Bank to visit and inspect any of the Lease Collateral, and examine any of the books and records of Borrower at any reasonable time and as often as Bank may reasonable desire at Bank's expense (but at Borrower's expense if an event of default has occurred and is continuing).


2.14 Financial Status. Borrower shall comply at all times with those financial covenants set forth in sections Exhibit G of this Agreement.


2.15  Lease Collateral Reporting.

(a) Borrower shall promptly notify Bank if any Lessee is more than fifteen (15) days past due or is otherwise in material default under its Lease; and shall keep Bank informed of the steps being taken by Borrower to preserve its rights under the Lease against Lessee, and its rights in the Lease Collateral.


(b) Borrower shall cause Edward D. Jones & Co., L.P. to provide Bank with its quarterly FOCUS reports within fifteen (15) days of their required filing date and its annual audited year end financial statements when available.


2.16 Status of Leases. As to each Eligible Lease financed by Bank, the following is true:

(a) All of its terms are legally enforceable against the Lessee in all material respects, and constitutes the entire agreement of Borrower and Lessee with respect to the Leased Property;

(b) The Eligible Lease is not in default nor does Borrower know of any condition or event which would, with the passage of time or otherwise, cause the Lessee to be default thereunder;

(c) All statements contained in the Eligible Lease are true and complete in all material respects;

(d)  [Intentionally Omitted]

(e) Any cash down payments or trade-ins identified in the Eligible Lease were actually received by Borrower;

(f) Borrower has made no agreements to defer any payments under the Eligible Lease:

(g)  [Intentionally Omitted]

(h) Lessee has no offset, claim, counterclaim, defense or action against Borrower regarding the Eligible Lease or the Leased Property;

(i) Borrower has full authority to collaterally assign to and grant an exclusive perfected security interest to the Bank in the Eligible Lease and the Lease Collateral vis-a-vis Lessee;

(j)  [Intentionally Omitted]

(k) Borrower shall treat each Lease as a true lease under applicable state law wherein Borrower is deemed to be the owner of the Leased Property for all purposes (including for federal and state income tax purposes), and Borrower shall be depreciating the Lease Property on its financial statements.


2.17  Advertising/Solicitations/Financing.  [Intentionally Omitted]


     ARTICLE III

     COLLATERAL AND QUARANTIES


3.1 Collateral. This Agreement and each Note are secured, in part, by the collateral described in the following Security Agreement(s):

[X]  Business Security Agreement dated December 6, 1994;

[ ]  Certificates of Title to Leased Property;



[ ]  Real Estate Mortgage(s)/Deed(s) of Trust dated
___________________;

[ ]  Collateral Pledge Agreement dated
________________________________;

[ ]  Real Estate Mortgage(s)/Deed(s) of Trust dated
___________________;

[ ]  Other
____________________________________________________________.

The information in this Article III is for information only and the omission of any reference to an agreement will not affect the validity or enforceability thereof. The rights and remedies of the Bank outlined in this Agreement and the documents identified above are intended to be cumulative.


3.2  Guaranties.  This loan is guaranteed by The Jones Financial
Companies, a Limited Partnership.


3.3 Credit Balances; Setoff. As additional security for the payment of the Obligations described in the Loan Documents, the Borrower hereby grants to the Bank a security interest in, a lien on and an express contractual right to set off against all depository account balances, cash and any other property of the Borrower now or hereafter in the possession of the Bank. The Bank may, at any time upon the occurrence of a default hereunder (but after any applicable notice and cure periods) set off against the Obligations whether or not the Obligations (including future installments) are then due or have been accelerated, all without any additional advance or contemporaneous notice or demand of any kind to the Borrower, such additional notice and demand being expressly waived.


     ARTICLE IV

     DEFAULTS


4.1 Defaults. Notwithstanding any cure periods described below, the Borrower will immediately notify the Bank in writing when the Borrower obtains knowledge of the occurrence of any default specified below. Regardless of whether the Borrower has given the required notice, the occurrence of one or more of the following will constitute a default to hereunder:

(a) Nonpayment. The Borrower shall fail to pay any interest or principal due on the Note or any fees, charges, costs or expenses under the Loan Documents after five (5) days written notice from Banks;

(b) Nonperformance. The Borrower or any guarantor of Borrower's Obligations the the Bank ("Guarantor") shall fail to perform or observe any agreement, term, provision, condition, or covenant (other than a default occurring under (a), (c), (e), (f) or (g) of this
Section 4.1) which has not been cured after thirty (30) days from the earlier of Borrower's actual knowledge of such nonperformance or written notice from Bank;

(c) Misrepresentation. Any financial information, statement, certificate, representation or warranty given to the Bank by the Borrower or any Guarantor (or any of their representatives) in connection with entering into this Agreement or the other Loan Documents and/or any borrowing thereunder, or required to be furnished under the terms thereof, shall prove untrue or misleading in any material respect (as determined by the Bank in the exercise of its judgment) as of the time when given;

(d) Default on Other Obligations. The Borrower or any Guarantor shall be in default under the terms of any loan agreement, promissory note, lease, conditional sale contract or other agreement, document or instrument evidencing, governing or securing any indebtedness owing by the Borrower or any Guarantor to the Bank or any indebtedness in excess of $500,000.00 owing by the Borrower to any third party, and the period of grace, if any, to cure said default shall have passed;

(e) Judgments. Any judgment shall be obtained against the Borrower or any Guarantor which, together will all other outstanding unsatisfied judgments against the Borrower (or such Guarantor), shall exceed the sum of $500,000.00 and shall remain unpaid, unvacated, unbonded or unstayed for a period of 30 days following the date of entry thereof;

(f) Inability to Perform; Bankruptcy/Insolvency. (i) the Borrower or any Guarantor shall cease to exist; or (ii) any Guarantor shall attempt to revoke any guaranty of the Obligations describe herein, or any guaranty becomes unenforceable in whole or in part for any reason; or (iii) any bankruptcy, insolvency or receivership proceedings, or an assignment for the benefit of creditors, shall be commenced under any federal or state law by or against the Borrower or any Guarantor; or
(iv) the Borrower or any Guarantor shall become the subject of any out-of-court settlement with its creditors; or (v) the Borrower or any Guarantor is unable or admits in writing its inability to pay its debts as they mature;

(g)  Adverse Change; Insecurity.  [Intentionally Omitted]

(h) Default Under Leases. Borrower fails to perform its obligations under any Leases pledged to Bank which remains uncured for a period of thirty (30) days after written notice to Borrower.


4.2 Termination of Loans; Additional Bank Rights. Upon the occurrence of any of the events identified in Section 4.1 above, the Bank may at any time (notwithstanding any notice requirements or grace/cure periods under this or other agreements between the Borrower and the Bank): (i) immediately terminate its obligation, if any, to make additional loans to the Borrower; (ii) set off and/or (iii) take such other steps to protect or preserve the Bank's interest in any Lease Collateral, including, without limitation, notifying Lessee's to make payments directly to the Bank, advancing funds to protect any Lease Collateral and insuring the Lease collateral at the Borrower's expense; all without demand or notice of any kind, all of which are hereby waived.


4.3 Acceleration of Obligations. Upon the occurrence of any of the events identified in Sections 4.1(a) through (e), 4.1(g) and 4.1(h), and the passage without cure of any applicable cure periods, the Bank may at any time thereafter, by written notice to the Borrower, declare the unpaid principal balance of any Obligations together with the interest accrued thereon and other amounts accrued hereunder and under the other Loan Documents, to be immediately due and payable; and the unpaid balance will thereupon be due and payable, all without presentation, demand, protest or further notice of any kind, all of which are hereby waived, and notwithstanding anything to the contrary contained herein or in any of the other Loan Documents. Upon the occurrence of any event under Section 4.1(f), the unpaid principal balance of any Obligations, together with all interest accrued thereon and other amounts accrued hereunder and under the other Loan Documents, will thereupon be immediately due and payable, all without presentation, demand, protest or notice of any kind, all of which are hereby waived, and notwithstanding anything to the contrary contained herein or in any of the other Loan Documents. Nothing contained in
Section 4.1, Section 4.2 or this section will limit the Bank's right to set off as provided in Section 3.3 or otherwise in this Agreement.


4.4 Remedies Against Lease Collateral. After an event of default hereunder and the passage without cure of any applicable cure periods, Bank may or Borrower shall, upon request of Bank, notify each Lessee whose Lease(s) are being financed by Bank to make payment directly to Bank and Bank may enforced collection of, settle, comprise, extend, renew or modify the obligations of such Lessee under the Lease, all without notice to or the consent of Borrower. Bank shall have the right to exercise all rights and remedies available to Borrower under the Leases without further notice to or the consent of Borrower. Bank shall have no obligation to perfect or continue the perfection of any security interest of Borrower in the Lease Collateral; or protect the Lease Collateral against action or claims of third parties (including Lessee); or to enforce or preserve Borrower's rights under the Lease or against Lessee and the Lease Collateral; or to proceed against any or all of the Leases pledged to Bank; or undertake any verification of any Lessee's compliance with the provisions of the Lease; or insure any of the Lease Collateral; or pay any taxes or charges assessed against the Leased Property. In the event Bank elects to enforce any of Borrower;s rights against Lessee or the Leased Property, Borrower hereby indemnifies and holds Bank harmless from any claims, damages, costs or penalties (including reasonable attorneys fees of outside and in-house counsel) arising from enforcement of Borrower's rights, however arising.


4.5 Other Remedies. Nothing in this Article IV is intended to restrict Bank's rights under any of its other agreements with Borrower or at law, and Bank may exercise all such rights and remedies as and when they are available.


     ARTICLE V

     CERTAIN DEFINED TERMS


5.1 Obligations Defined. "Obligations" shall include all Borrower's debts, covenants, warranties, duties and liabilities to Bank under the


Loan Documents whether now or hereafter existing or incurred, whether liquidated or unliquidated, whether absolute or contingent, whether arising out of this Agreement or otherwise, and regardless of whether such obligations arise out of existing or future credit granted by Bank to Borrower, to Borrower and others, to other guaranteed or endorsed by Borrower, or to any debtor-in-possession/successor-in-interest of Borrower (including principal, interest, fees, expenses and charges relating to any of the foregoing).


5.2 Other Terms. The other terms set forth in this Agreement shall have the meanings set forth in the Uniform Commercial Code as adopted in the state where Bank's main office is located, unless otherwise defined herein.


5.3 Financial Definitions Supplement. If covenants regarding financial status apply to this loan, the "Financial Definitions"
Supplement identified in Exhibit G of this Agreement is hereby incorporated into this Agreement. The Borrower acknowledges receiving a copy of such Supplement.


5.4 Additional Terms; Addendum/Supplements. The warranties, covenants, conditions and other terms described in this Section and/or in the Addendum and/or other attached document(s) referenced in this Section are incorporated into this Agreement.


     ARTICLE VI

     MISCELLANEOUS


6.1 Delay; Cumulative Remedies. No delay on the part of Bank in exercising any right, power or privilege hereunder or under any of the other Loan Documents will operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein specified are cumulative and are not exclusive of any rights or remedies which the Bank would otherwise have.


6.2 Relationship to Other Documents. The warranties, covenants and other obligations of the Borrower (and the rights and remedies of Bank) that are outlined in this Agreement and the other Loan Documents are intended to supplement each other. In the event of any inconsistencies in any of the terms in the Loan Documents, all terms shall be cumulative so as to five Bank the most favorable rights set forth in the conflicting documents, except that if there is a direct conflict between any preprinted terms and specifically negotiated terms (whether included in an addendum or otherwise), the specifically negotiated terms will control.


6.3. Participations; Guarantors. Bank may, at its option, sell all or any interests in the Note and other Loan Documents to other financial institutions (the "Participant"), upon written notice to Borrower specifying the Participant(s) and in connection with such sales (and thereafter) disclose any financial information the Bank my have concerning Borrower to an such Participant or potential Participant. From time to time, the Bank may, in its discretion and without obligation to the Borrower, any guarantor or any other third party, disclose information about the Borrower and this loan to any guarantor, surety or other accommodation party. This provision does not obligate the Bank to supply any information or release the Borrower from its obligation to provide such information, and the Borrower agrees to keep all Guarantors advised of its financial condition and other matters which may be relevant to the Guarantors' obligations to the Bank.


6.4 Successors. The rights, options, powers and remedies granted in this Agreement and the other Loan Documents will extend to the Bank and to its successors and assigns, will be binding upon Borrower and its successors and assigns and will be applicable hereto and to all renewals and/or extensions hereof.


6.5 Expenses and Attorney's Fees. The Borrower will reimburse the Bank and any Participant (defined below) for all reasonable attorneys' fees and all other costs, fees and out-of-pocket disbursements (including fees and disbursements of both inside and outside counsel) incurred by the Bank or any Participant in connection with the preparation, execution, delivery, administration, defense and enforcement of this Agreement or any of the other Loan Documents (defined below), including reasonable fees and costs related to any waivers or amendments with respect thereto (examples of costs and fees include but are not limited to fees and costs for: filing, perfecting or confirming the priority of the Bank's lien, title searches or insurance, appraisals, environmental audits and other reviews related to the Borrower and any Lease Collateral if requested by the Bank). The Borrower will also reimburse the Bank and any Participant for all costs of collection before and after judgment, and the costs of preservation and/or liquidation of any Lease Collateral (including fees and disbursements of both inside and outside counsel).


6.6 Indemnification. Except for harm arising from the Bank's willful misconduct or wanton disregard of Borrower's rights hereunder, the Borrower hereby indemnifies and agrees to defend and hold the Bank harmless from any and all losses, costs, damages, claims and expenses of any kind suffered by or asserted against the Bank relating to claims by third parties arising out of the financing provided under the Loan Documents or related to any collateral (including, without limitation, the Borrower's failure to perform its obligations relating to Environmental Matters described in Section 2.5 above). This indemnification and hold harmless provision will survive the termination of the Loan Documents and the satisfaction of the Obligations due the Bank.


6.7 Notice of Claims Against Bank; Limitation of Certain Damages. In order to allow the Bank to mitigate any damages to the Borrower from the Bank's alleged breach of its duties under the Loan Documents or any other duty, if any, to the Borrower, the Borrower agrees to give the Bank prompt written notice of any claim or defense it has against the Bank, whether in tort or contract, relating to any action or inaction by the Bank under the Loan Documents, or the; transactions related thereto, or of any defense to payment of the Obligations for any reason. The requirement of providing timely notice to the Bank represents the parties' agreed-to standard of performance regarding claims against the Borrower and/or Bank. Notwithstanding any claim that the Borrower may have against the Bank, and regardless of any notice the Borrower may have given the Bank, the Bank will not be liable to the Borrower for consequential and/or special damages arising therefrom, except those damages arising form the Bank's willful misconduct or wanton disregard of Borrower's rights hereunder.


6.8 Notices. Although any notice required to be given hereunder or under any of the other Loan Documents might be accomplished by other means, notice will always be deemed given when placed in the United States Mail, with postage prepaid, or sent by overnight delivery service, or sent by telex or facsimile, in each case to the address set forth below or as amended.

     All notices to Bank shall be sent to the address set forth on the first page of this Agreement, Attention: Jack Mannebach; and all notices to Borrower shall be sent to the address set forth on the first page of this Agreement, Attention: Jack Mannebach; unless, in each case, the parties agree tin writing to a different place of notice.

6.9 Payments. The Bank is authorized to charge payments due under the Loan Documents against any account of Borrower. All payments may be applied by the Bank to principal. interest and other amounts due under the Loan Documents in any order which the Bank elects.


6.10 Applicable Law and Jurisdiction; Interpretation and Joint Liability. This Agreement and all other Loan Documents will be governed by and interpreted in accordance with the internal laws of the state where the Bank's main office is located, except to the extent superseded by Federal law. Invalidity of any provisions of this Agreement will not affect any other provision. THE BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISCTION OF ANY STATE OR FEDERAL COURT SITUATED IN THE COUNTY OR FEDERAL JURISDCTION WHERE THE BANK'S OFFICE WHICH IS DESIGBATED IN THE NOTE AS THE PLACE FOR PAYMENT IS LOCATED (OR, IN THE ABSENCE OF SUCH DESIGNATION, THE BANK'S MAIN OFFICE), AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, WITH REGARD TO ANY ACTIONS, CLAIMS, DISPUTES OR PROCEEDINGS RELATING TO THIS AGREEMENT, THE NOTE, THE COLLATERAL, ANY OTHER LOAN DOCUMENT, OR ANY TRANSACTIONS ARISING THEREFROM, OR ENFORCEMENT AND/OR INTERPRETATION OF ANY OT THE FOREGOING. Nothing herein will affect the Bank's rights to serve process in any manner permitted by law, or limit the Bank's right to bring proceedings against the Borrower or the Lease Collateral in the competent courts of any other jurisdiction or jurisdictions. This Agreement, the other Loan Documents and any amendments hereto (regardless of when executed) will be deemed effective and accepted only at the Bank's offices, and only upon the Bank's receipt of the executed originals thereof. If there is more than one Borrower, the liability of the Borrowers will be joint and several, and the reference to "Borrower" will be deemed to refer to all Borrowers.


6.11 Copies; Entire Agreement; Modification. The Borrower hereby acknowledges the receipt of a copy of this Agreement and all other Loan Documents.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLYU BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE SHALL ALSO BE EFFECTIVE WITH RESPECT TO ALL OTHER CREDIT AGREEMENTS NOW IN EFFECT BETWEEN YOU AND THIS LENDER. A MODIFICATION OF ANY OTHER CREDIT AGREEMENTS NOW IN EFFECT BETWEEN YOU AND THIS LENDER, WHICH OCCURS AFTER RECEIPT BY YOU OF THIS NOTICE, MAY BE MADE ONLY BY ANOTHER WRITTEN INTRUMENT. ORAL OR IMPLIED MODIFICATION TO SUCH CREDIT AGREEMENTS ARE NOT ENFORCEABLE AND SHOULD NOT BE RELIED UPON.


6.12 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY LAW, THE BORROWER AND THE BANK HEREBY JOINTLY AND SEVERALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN THEREUNDER, ANY COLLATERAL SECURING THE OBLIGATIONS, OR ANY TRANSACTION ARISING THEREFROM OR CONNECTED THERETO. THE BORROWER AND THE BANK EACH REPRESENTS TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.


Dated this 6 day of December, 1994 at Clayton Missouri.


EDJ LEASING CO., L.P.
a Missouri limited partnership



By:
Name and Title:  Steve Novik, Principal

ENTERPRISE BANK



By: Jack A Mannebach
Name and Title: Vice President




FIRSTAR BANK





                                TERM NOTE



$ 10,000,000.00                                       December 6, 1994

FOR VALUE RECEIVED,the undersigned borrower (the "Borrower"), promises to pay to the order of Enterprise Bank (the "Bank"), at its main office in Clayton, Missouri, the principal sum of Ten Million and 00/100 Dollars ($ 10,000,000.00). or the principal amount of all Advances made by Bank to Borrower under the Lease Financing Line of Credit Agreement dated December 6, 1994 by and between Borrower and Bank ("Agreement"). Borrower shall repay the then outstanding
     Interest.

principal balance of this Note in sixty (60) equal installments plus accrued interest thereon commencing on the Start Date (as defined in the Agreement) and on each _______________ day of each month thereafter.


     Payment Schedule. Interest on the outstanding principal balance of this Note shall be equal to the "prime rate" as announced from time to time by Bank (which rate may vary during the term of this Note and may not be the best rate offered by Bank), and shall be payable monthly commencing on January 6, 1995 and on the 6th day of each month thereafter.




Interest will be computed for the actual number of days principal is unpaid, using a daily factor obtained by dividing the stated interest rate by 360.

Principal amounts remaining unpaid after the maturity thereof, whether at fixed maturity or by reason of acceleration of maturity, shall bear interest from and after maturity until paid at a rate of 2% per annum plus the rate otherwise payable hereunder.

In no event will the interest rate hereunder exceed that permitted by applicable law. If any interest or other charge is finally determined by a court of competent jurisdiction to exceed the maximum amount permitted by law, the interest of charge shall be reduced to the maximum permitted by law, and the Bank may credit any excess amount previously collected against the balance due or refund the amount to the Borrower.

The Borrower will pay the Bank a late payment fee of ________________ 5%_of_the_amount___due if any payment due hereunder is not made on or before
* its due date. Collection of the late payment fee shall not be deemed to be a waiver of the Bank's right to declare a default hereunder. *the expiration of ten (10) days from

This Note may be prepaid in full or in part at any time without premium. Prepayments of less than all the outstanding principal amount of this Note shall be applied upon principal payments in the inverse order of their maturities.

Without affecting the liability of any Borrower, endorser, surety or guarantor, the Bank may, without notice, renew or extend the time for payment, accept partial payments, release or impair any collateral security for the payment of this Note, or agree not to sue any party liable on it.

This Term Note constitutes the Note issued under a Lease Financing Line of Credit Agreement between the Borrower and the Bank, to which Agreement reference is hereby made for a statement of the terms under which the loan evidenced hereby was made and a description of the terms and conditions upon which the maturity of this Note may be accelerated, and for a description of collateral securing this Note.

The Borrower hereby acknowledges the receipt of a copy of this Note.

(Individual Borrower)             EDJ Leasing Co., L.P.
                                  Borrower Name (Organization)

___________________________(Seal) a limited partnership

Borrower Name _____________       By LHC, Inc.

___________________________(Seal) Name and Title its general partner

                                  By Steve Novik
Borrower Name ______________
                                  Name and Title Steven Novik,
Principal